Exhibit 16.1

May 25, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Proteonomix, Inc.’s statements included under Item 4.01 of its Form 8-K for May 25, 2012, and we agree with such statements concerning our Firm.

/s/ Demetrius & Company, L.L.C.